Graphic Packaging Holding Company Reports First Quarter 2024 Financial Results

First Quarter 2024 Highlights

•Vision 2030 introduced at Investor Day in February
•Agreement to sell Augusta, Georgia paperboard manufacturing facility to Clearwater Paper
•Sales growth from innovation of $37 million, in line with expectations

First Quarter 2024 Financial Results versus First Quarter 2023

•Net Sales $2,259 million, versus $2,438 million in 2023
•Net Income $165 million, versus $207 million in 2023
•Adjusted EBITDA $443 million, versus $484 million in 2023
•Adjusted EBITDA Margin 19.6%, versus 19.9% in 2023
•Earnings per Diluted Share $0.53, versus $0.67 in 2023
•Adjusted Earnings per Diluted Share $0.66, versus $0.77 in 2023
•Net leverage 3.0x, versus 3.1x in 2023

ATLANTA, April 30, 2024 – Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leader in sustainable consumer packaging, today reported first quarter 2024 results.

Net Income was $165 million, or $0.53 per share, based upon 309.1 million weighted average diluted shares. This compares to first quarter 2023 Net Income of $207 million, or $0.67 per share, based upon 309.7 million weighted average diluted shares. The first quarters of 2024 and 2023 were impacted by a net $22 million and $14 million of special charges, respectively. When adjusting for special charges and amortization of purchased intangibles, Adjusted Net Income for the first quarter of 2024 was $203 million, or $0.66 per diluted share. This compares to first quarter 2023 Adjusted Net Income of $237 million, or $0.77 per diluted share.

Michael Doss, the Company’s President and CEO said, “During the first quarter, our diverse consumer packaging portfolio performed broadly as expected. Sales improved sequentially compared to the fourth quarter of 2023, and we generated a solid 19.6% Adjusted EBITDA margin while choosing to significantly reduce bleached paperboard production to match supply with demand. We expect volumes to improve further in the second quarter, and, excluding the impact of the Augusta bleached paperboard sale, expect to generate positive sales growth in 2024, as we partner with customers to deliver the more circular, more functional, and more convenient packaging that consumers prefer.

“We unveiled Vision 2030 in February, setting ambitious new goals that reflect our transformation to a global consumer packaging leader. The addressable market opportunity we see across five global innovation platforms increased to $15 billion and we remain on track to achieve 2% sales growth from innovation in 2024. We are investing in our exceptional team and advancing plans to achieve the emissions reduction goals approved by the Science Based Targets Initiative. Construction at the Waco, Texas recycled paperboard manufacturing facility is on schedule and hitting all milestones. Capital spending will peak in 2024. We expect cash flow to increase in 2025 and in subsequent years, and our opportunities for value-creating capital deployment are clear and compelling.” continued Mr. Doss.

Operating Results

Net Sales

Net Sales decreased 7% to $2,259 million in the first quarter of 2024, compared to $2,438 million in the prior year period. The decline was driven by lower open market sales of paperboard (~4%), fewer shipping days (~2%), input cost pass through in Europe (~1%), and lower days-adjusted sales (~1%). Net acquisitions and divestitures had a $15 million favorable impact on sales in the quarter, while foreign exchange had a $3 million favorable impact. Sales growth in Foodservice and Beverage markets was offset by weakness in Food and Household markets.

EBITDA

EBITDA for the first quarter of 2024 was $426 million, $43 million less than the first quarter of 2023. After adjusting both periods for business combinations and other special charges, Adjusted EBITDA was $443 million in the first quarter of 2024 versus $484 million in the first quarter of 2023. The $41 million decline was driven by lower production and open market sales of paperboard. Adjusted EBITDA Margin was 19.6%, versus 19.9% in the year ago quarter.

Other Results and Commentary

Total Debt increased $160 million to $5,708 million, and total debt, net of cash and cash equivalents increased $137 million to $5,572 million, compared to the prior year first quarter. The Company's first quarter 2024 Net Leverage Ratio was 3.0x compared to 3.1x in the prior year quarter.

Capital expenditures in the quarter were $331 million, versus $196 million in the first quarter of 2023 reflecting an acceleration in project spend for the Waco, Texas recycled paperboard manufacturing facility.

The Company returned $31 million to stockholders through dividends in the first quarter. There were no share repurchases during the quarter.

The sale of the Company’s Augusta, Georgia bleached paperboard manufacturing facility to Clearwater Paper is expected to close May 1, 2024, with net proceeds of approximately $550 million.

2024 Annual Guidance

The Company updated 2024 financial guidance to reflect the expected contribution from the Augusta, Georgia bleached paperboard manufacturing facility and related bleached paperboard sales through the end of April. The midpoint of the guidance range has not changed except to reflect four months of Augusta contribution rather than twelve.
•Adjusted EBITDA: $1.73 billion to $1.83 billion
•Adjusted Earnings per Diluted Share: $2.65 to $2.85

Innovation Sales Growth and Non-GAAP Reconciliations

Innovation Sales Growth is defined as incremental sales of a product that delivers a significant change in materials used, package functionality, or design to a new or existing customer. A tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Total Net Debt and Net Leverage is attached to this release.

Earnings Call

The Company will host a conference call at 10:00 a.m. ET today (April 30, 2024) to discuss the results of first quarter 2024. The conference call will be webcast and can be accessed from the Investors website at https://investors.graphicpkg.com. Participants may also listen via telephone by referencing conference ID 507644 and dialing:
•+1-833-470-1428 from the United States,
•+1-833-950-0062 from Canada, and
•+1-929-526-1599 from outside the United States and Canada.

Forward Looking Statements

Any statements of the Company's expectations in this press release, including but not limited to capital spending trends, updated 2024 Adjusted EBITDA, and Adjusted Earning per Diluted Share guidance, constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives, cost reduction plans, and integration activities, as well as the Company’s debt level, currency movements and other risks of conducting business internationally and the impact of regulatory and litigation matters, including the continued availability of the Company's U.S. federal income tax attributes to offset U.S. federal income taxes and the timing related to the Company’s future U.S. federal income tax payments. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company

Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, designs and produces consumer packaging made primarily from renewable or recycled materials. An industry leader in innovation, the Company is committed to reducing the environmental footprint of consumer packaging. Graphic Packaging operates a global network of design and manufacturing facilities serving the world's most widely recognized brands in food, beverage, foodservice, household, and other consumer products. Learn more at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
In millions, except per share amounts	2024	2023
Net Sales	$2,259	$2,438
Cost of Sales	1,733	1,878
Selling, General and Administrative	215	197
Other Expense, Net	16	18
Business Combinations, Exit Activities and Other Special Charges, Net	17	15
Income from Operations	278	330
Nonoperating Pension and Postretirement Benefit Expense	(1)	(1)
Interest Expense, Net	(59)	(58)
Income before Income Taxes	218	271
Income Tax Expense	(53)	(64)
Net Income	$165	$207

Net Income Per Share — Basic	$0.54	$0.67
Net Income Per Share — Diluted	$0.53	$0.67

Weighted Average Number of Shares Outstanding - Basic	307.8	308.6
Weighted Average Number of Shares Outstanding - Diluted	309.1	309.7

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	March 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and Cash Equivalents	$136	$162
Receivables, Net	878	835
Inventories, Net	1,702	1,754
Assets Held for Sale	90	—
Other Current Assets	117	94
Total Current Assets	2,923	2,845
Property, Plant and Equipment, Net	4,685	4,992
Goodwill	2,010	2,103
Intangible Assets, Net	746	820
Assets Held for Sale	557	—
Other Assets	428	415
Total Assets	$11,349	$11,175

LIABILITIES
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$756	$764
Accounts Payable	940	1,094
Liabilities Held for Sale	10	—
Other Accrued Liabilities	660	731
Total Current Liabilities	2,366	2,589
Long-Term Debt	4,930	4,609
Deferred Income Tax Liabilities	714	731
Liabilities Held for Sale	20	—
Other Noncurrent Liabilities	461	464

SHAREHOLDERS’ EQUITY
Preferred Stock, par value $0.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $0.01 per share; 1,000,000,000 shares authorized; 307,293,066 and 306,058,815 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	3	3
Capital in Excess of Par Value	2,062	2,062
Retained Earnings	1,163	1,029
Accumulated Other Comprehensive Loss	(371)	(313)
Total Graphic Packaging Holding Company Shareholders’ Equity	2,857	2,781
Noncontrolling Interest	1	1
Total Equity	2,858	2,782
Total Liabilities and Shareholders' Equity	$11,349	$11,175

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
In millions	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$165	$207
Adjustments to Reconcile Net Income to Net Cash (Used In) Provided by Operating Activities:
Depreciation and Amortization	148	139
Deferred Income Taxes	(16)	30
Amount of Postretirement Expense Less Than Funding	1	1
Asset Impairment Charges	—	4
Other, Net	14	16
Changes in Operating Assets and Liabilities	(309)	(337)
Net Cash Provided by Operating Activities	3	60
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(324)	(189)
Packaging Machinery Spending	(7)	(7)
Acquisition of Businesses, Net of Cash Acquired	—	(100)
Beneficial Interest on Sold Receivables	48	30
Beneficial Interest Obtained in Exchange for Proceeds	(28)	(6)
Other, Net	—	(1)
Net Cash Used in Investing Activities	(311)	(273)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	—	(28)
Payments on Debt	(10)	(5)
Proceeds from Issuance of Debt	250	—
Borrowings under Revolving Credit Facilities	1,106	1,832
Payments on Revolving Credit Facilities	(1,006)	(1,569)
Repurchase of Common Stock related to Share-Based Payments	(22)	(20)
Dividends Paid	(31)	(31)
Other, Net	—	(2)
Net Cash Provided by Financing Activities	287	177
Increase (Decrease) in Cash and Cash Equivalents, including Cash classified within Assets Held for Sale	(21)	(36)
Less Cash reclassified to Assets Held for Sale	—	2
Effect of Exchange Rate Changes on Cash	(5)	1
Net Decrease in Cash and Cash Equivalents	(26)	(37)
Cash and Cash Equivalents at Beginning of Period	162	150
Cash and Cash Equivalents at End of Period	$136	$113

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio, and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges associated with: the Company's business combinations, facility shutdowns, and other special charges. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance, or liquidity presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended
	March 31,
In millions, except per share amounts	2024	2023
Net Income	$165	$207
Add (Subtract):
Income Tax Expense	53	64
Interest Expense, Net	59	58
Depreciation and Amortization	149	140
EBITDA	426	469
Charges Associated with Business Combinations, Exit Activities and Other Special Charges, Net	17	15
Adjusted EBITDA	$443	$484

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	19.6%	19.9%

Net Income	$165	$207
Charges Associated with Business Combinations, Exit Activities and Other Special Charges, Net	17	15
Accelerated Depreciation Related to Exit Activities	12	2
Tax Impact of Business Combinations, Exit Activities and Other Special Charges, Net, Accelerated Depreciation and Other Tax Items	(7)	(3)
Amortization Related to Purchased Intangibles Assets, Net of Tax	16	16
Adjusted Net Income (a)	$203	$237

Adjusted Earnings Per Share - Basic (a)	0.66	0.77
Adjusted Earnings Per Share - Diluted (a)	0.66	0.77
(a) Excludes amortization related to purchased intangibles.

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	March 31,	March 31,	December 31,
In millions	2024	2023	2023
Net Income	$681	$622	$723
Add (Subtract):
Income Tax Expense	199	212	210
Equity Income of Unconsolidated Entity	(1)	—	(1)
Interest Expense, Net	240	213	239
Depreciation and Amortization	633	556	624
EBITDA	$1,752	$1,603	$1,795
Charges Associated with Business Combinations, Exit Activities and Other Special Charges, Net	83	131	81
Adjusted EBITDA	$1,835	$1,734	$1,876

	March 31,	March 31,	December 31,
Calculation of Net Debt:	2024	2023	2023
Short-Term Debt and Current Portion of Long-Term Debt	$756	$57	$764
Long-Term Debt (a)	4,952	5,491	4,632
Less:
Cash and Cash Equivalents	(136)	(113)	(162)
Total Net Debt	$5,572	$5,435	$5,234

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	3.04	3.13	2.79
(a) Excludes unamortized deferred debt issue costs.

	Three Months Ended
	March 31,
In millions	2024	2023
Net Cash Provided by Operating Activities	$3	$60
Net Cash Receipts from Receivables Sold included in Investing Activities	20	24
Cash Payments Associated with Business Combinations, Exit Activities and Other Special Charges, Net	9	1
Adjusted Net Cash Provided by Operating Activities	$32	$85
Capital Spending	(331)	(196)
Adjusted Cash Flow	$(299)	$(111)